UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 28, 2007
Date of report (date of earliest event reported)

STEINER LEISURE LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Commonwealth of The Bahamas
(State or other Jurisdiction of Incorporation)

0-28972	98-0164731
(Commission File Number)	(IRS Employer Identification No.)

Suite 104A, Saffrey Square
Nassau, The Bahamas	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

(242) 356-0006
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Steiner Leisure Limited (the "Company") renewed its revolving credit facility and entered into a Second Amended and Restated Credit Agreement dated as of June 28, 2007, with SunTrust Bank as lender and administrative agent (the "Bank"). The Company maintains its primary depository and operating accounts at the Bank.

As part of the Amendment, the Company executed a promissory note (the "Note") to the Bank in the amount of $30 million, or so much thereof as may be advanced and outstanding, and the previously outstanding $30 million promissory note was canceled. Interest on borrowings under the Note is payable quarterly and accrues at LIBOR-based rates plus a spread that is dependent upon the Company's financial performance. Unpaid principal, together with accrued and unpaid interest is due on the maturity date, July 2, 2010. Borrowings under the Agreement are unsecured.

The Amendment and the Note are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
99.1	Second Amended and Restated Credit Agreement

99.2	Revolving Loan Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEINER LEISURE LIMITED

Date: July 3, 2007	/s/ Leonard I. Fluxman
Leonard I. Fluxman
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Second Amended and Restated Credit Agreement
99.2	Revolving Loan Note